UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 6, 2005


                      BRAVO! FOODS INTERNATIONAL CORP.
                      --------------------------------
        Exact name of registrant as specified in its amended charter)

          DELAWARE                  000-25039              62-1681831
          --------                  ---------              ----------
(State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)           File Number)      Identification Number)

     11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
     ------------------------------------------------------------------
           (Address of Principal Executive Offices with Zip Code)


     Registrant's telephone number, including area code: (561) 625-1411
                                                         --------------

                               Not Applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                     Item 7.01 Regulation FD Disclosure

      On September 6, 2005, The Company held a public conference call to discuss a Master Distribution Agreement (the "Agreement)" with Coca-Cola Enterprises Inc.(CCE) for the distribution by CCE of the Company's flavored milk drink products in the entirety of the United States, all U.S. possessions, Canada, Belgium, continental France, Great Britain, Luxembourg, Monaco and the Netherlands, as well as any other geographic territory to which, during the term of the Agreement, CCE obtains the license to distribute beverages of The Coca-Cola Company. The Company made the following comments and noted the following material terms of the MDA during the conference call:

      * The appointment of CCE as the exclusive distributor for the Company's products in The territory is effective August 30, 2005, has an effective distribution date of October 31, 2005, and an expiration date of August 15, 2015.

      * CCE has the option to renew the Agreement for two subsequent periods of ten additional years.

      * Under the terms of the Agreement, CCE is obligated to use all commercially reasonable efforts to solicit, procure and obtain orders for the Company's products, and merchandise and actively promote the sale of such products in the Territory, as defined in the Agreement.

      * The Agreement establishes a comprehensive process for the phased transition from the Company's existing system of distributors to CCE, dependent upon distribution territory, product and sales channels. The parties have agreed that CCE will implement its distribution on a ramp-up basis, with the initial distribution commencing in the United States on or about the October 31, 2005 effective distribution date.

      * With regard to the phased in transition to CCE distribution, the Company noted that its anticipated revenues would not materially increase during 2005 as a result of distribution by CCE, which will commence October 31, 2005.

      * CCE may terminate the MDA upon twelve months notice after August 15, 2006.

      * The Company has agreed to provide strategic direction of its products; maintain sales force education and support; actively market and advertise its products and design and develop point of sale materials and advertising.

      * Under the Agreement, CCE has the right of first refusal to distribute any new products developed by the Company, and the Agreement establishes a process for the potential expansion of CCE's distribution of the Company's products to new territories.

      * CCE may distribute products that compete with the Company's products.

      * Production capacity will remain at 2,500,000 units per month until April 2006, when capacity will increase to 7,500,000 units per month.

      * The Company does not have capacity issues with respect to its foreign business.


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      The Company announced that it will introduce a new lactose free milk based meal replacement product in November 2005 through 7-Eleven convenience stores, called Bravo! Breakfast Blenders. This new product has 50% more protein than milk and is positioned as "better for you meal on the go" beverage.

      The Company offered the following guidance with respect to anticipated revenues:

      *  Third quarter revenues are expected to be in the $4 million range

      * Fourth quarter revenues are expected to be in the $6 million to $7 million range

      * Total revenues for 2006 are expected to be in the range of $70 million to $100 million with the increased implementation of CCE distribution

      * Domestic Revenues for 2006 are expected to be in the range of $50 million to $60 million

                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.

Date: September 8, 2005                By: /s/ Roy D. Toulan, Jr.
                                       -------------------------------
                                       Roy D. Toulan, Jr.,
                                       Vice President, General Counsel


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